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                                                                    EXHIBIT 99.1

[TBC CORPORATION LOGO]            NEWS RELEASE

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
4770 HICKORY HILL ROAD 38141 - BOX 18342 MEMPHIS, TENNESSEE 38181-0342 - PHONE 901/363-8030 - FAX 901/541-3639

    For Further Information Contact:
    TBC Corporation                                 Investors:
    Thomas W. Garvey                                Brod Group
    Executive V.P. & Chief Financial Officer        Betsy Brod/Jonathan Schaffer
    (901) 363-8030                                  (212) 750-5800

FOR IMMEDIATE RELEASE

                    TBC REPORTS RECORD FIRST QUARTER RESULTS

         -        EARNINGS INCREASE 14% TO $0.25 PER DILUTED SHARE
         -        EIGHTH CONSECUTIVE QUARTER OF EARNINGS GAINS
         -        MERCHANT'S INTEGRATION PROCEEDING AHEAD OF SCHEDULE

MEMPHIS, TN - APRIL 23, 2003 - TBC CORPORATION (NASDAQ: TBCC), one of the nation's leading marketers of automotive replacement tires, today reported record sales and earnings for the first quarter ended March 31, 2003. It marks the eighth consecutive quarter that the Company has posted a year-over-year gain in earnings per share.

Net sales in the first quarter increased 2.7% to $256.5 million compared to $249.7 million in the prior-year period. Same store sales for TBC's retail segment increased 1.6% in the first quarter. Unit tire sales declined 4.2% in the first quarter, in line with preliminary numbers reported by the industry. Net income increased 14% to $5.5 million, or $0.25 per diluted share in the current quarter, versus $4.8 million, or $0.22 per diluted share, in the first quarter of 2002.

"Our sales growth in the first quarter was primarily the result of the expansion of our Tire Kingdom and Big O retail store networks," commented Larry Day, President and Chief Executive Officer. "Demand for replacement tires continued to be soft in the first quarter and our own year-to-year sales comparisons were made more difficult by our extremely strong unit sales in the first quarter of 2002, particularly by our wholesale segment. However, we believe there is some pent up demand and that the replacement tire market will resume its historical pattern of moderate, steady growth before the end of the year. Gross margins improved significantly during the quarter as we continued to leverage our purchasing power and strengthen the contribution from our retail segment. Our bottom line also benefited from ongoing efforts to contain costs and improve operating efficiencies."

"We now have a combined total of 887 stores in our retail systems compared to 708 just one year ago," continued Mr. Day. "We added 11 Big O stores for a total of 547 locations during the first quarter and gained entry into the Michigan retail market. Strong consumer acceptance of recent product introductions at Big O resulted in solid performance from our franchise network in the period. We also added six company-operated Tire Kingdom stores in the quarter for a total of 228 locations, and on April 1, we completed our acquisition of Merchant's, Inc. with 112 retail locations that generated more than $150 million in sales last year. We are ahead of plan with Merchant's in eliminating expenses, integrating the acquired stores, retaining key managers and service employees, and introducing our own operating strategies and procedures. We are extremely pleased that the Merchant's employees are energized and receptive to the changes underway."

TBC Corp. First Quarter Earnings Release

Mr. Day concluded, "We are a much stronger company today as a result of the initiatives taken to grow our retail business, leverage our wholesale purchasing strength, and manage costs. Our financial position is sound and our cash flow is healthy, as evidenced by the generation of $17 million in cash from operations during the first quarter. This strong cash flow, together with our capital resources, should allow us to continue to execute our retail expansion strategy, including the pursuit of attractive acquisition opportunities as well as internal store development. We expect to add 45 to 50 locations to our retail operations during the remainder of 2003, exclusive of further acquisitions.

"Based on current trends and market conditions, we expect second quarter earnings to be in the range of $0.33 to $0.35 per diluted share. At this point, it is still very early in the process of assimilating the Merchant's stores into our current operations and our expectation for full year earnings therefore remains in the range of $1.34 to $1.38 per diluted share."

ABOUT TBC: TBC Corporation is one of the nation's largest marketers of automotive replacement tires through a multi-channel strategy. The Company's retail operations include company-operated retail centers under the "Tire Kingdom" and "Merchant's Tire & Auto Centers" brands and franchised retail tire stores under the "Big O Tires" brand. TBC markets on a wholesale basis to regional tire chains and distributors serving independent tire dealers throughout the United States and in Canada and Mexico. The Company's proprietary brands of tires have a longstanding reputation for quality, safety and value.

TBC CORPORATION SAFE HARBOR STATEMENT

This document contains "forward-looking statements," as that term is defined under the Private Securities Litigation Reform Act of 1995, regarding expectations for future financial performance, which involve uncertainty and risk. It is possible that the Company's future financial performance may differ from expectations due to a variety of factors including, but not limited to: changes in economic and business conditions in the world; increased competitive activity; consolidation within and among both competitors, suppliers and customers; unexpected changes in the replacement tire market; the Company's inability to attract as many new franchisees or open as many distribution outlets as stated in its goals; changes in the Company's ability to identify and acquire additional companies in the replacement tire industry and the failure to achieve synergies or savings anticipated in such acquisitions; fluctuations in tire prices charged by manufacturers, including fluctuations due to changes in raw material and energy prices, changes in interest and foreign exchange rates; the cyclical nature of the automotive industry and the loss of a major customer or program. It is not possible to foresee or identify all such factors. Any forward-looking statements in this report are based on certain assumptions and analyses made by the Company in light of its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Prospective investors are cautioned that any such statements are not a guarantee of future performance and actual results or developments may differ materially from those projected. The Company makes no commitment to update any forward-looking statement included herein, or to disclose any facts, events or circumstances that may affect the accuracy of any forward-looking statement. Additional information on factors that could potentially affect the Company or its financial results may be found in the Company's filings with the Securities and Exchange Commission.

TBC Corp. First Quarter Earnings Release

                                 TBC CORPORATION
                        CONSOLIDATED STATEMENTS OF INCOME
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                         Three Months Ended
                                                              March 31,
                                                    ----------------------------
                                                             (Unaudited)

                                                       2003              2002
                                                    ----------        ----------
NET SALES                                           $  256,545        $  249,704

COST OF SALES                                          180,150           183,482
                                                    ----------        ----------

GROSS PROFIT                                            76,395            66,222
                                                    ----------        ----------

EXPENSES:

    Distribution expenses                               13,419            12,497
    Selling, administrative and
        retail store expenses                           53,125            44,481
    Interest expense - net                               1,812             2,021
    Other (income) expense - net                          (512)             (364)
                                                    ----------        ----------

         Total expenses                                 67,844            58,635
                                                    ----------        ----------

INCOME BEFORE INCOME TAXES                               8,551             7,587

Provision for income taxes                               3,081             2,780
                                                    ----------        ----------

NET INCOME                                          $    5,470        $    4,807
                                                    ==========        ==========

EARNINGS PER SHARE -
      Basic                                         $     0.26        $     0.23
                                                    ==========        ==========

      Diluted                                       $     0.25        $     0.22
                                                    ==========        ==========

Weighted Average Common Shares
    and Equivalents Outstanding                         22,130            21,888
                                                    ==========        ==========

TBC Corp. First Quarter Earnings Release

                                 TBC CORPORATION
                           CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                     ASSETS

                                                                        March 31,       December 31,
                                                                          2003               2002
                                                                       -----------      ------------
                                                                       (Unaudited)
CURRENT ASSETS:

      Cash and cash equivalents                                         $    2,711       $    2,319

      Accounts and notes receivable, less allowance
         for doubtful accounts of $7,996 at March 31, 2003
         and $8,701 at December 31, 2002:
              Related parties                                               16,002           16,507
              Other                                                        111,563          103,201
                                                                        ----------       ----------

              Total accounts and notes receivable                          127,565          119,708

      Inventories                                                          188,947          170,867
      Deferred income taxes                                                 12,086           12,364
      Other current assets                                                  11,528           12,515
                                                                        ----------       ----------

              Total current assets                                         342,837          317,773
                                                                        ----------       ----------

PROPERTY, PLANT AND EQUIPMENT, AT COST:

      Land and improvements                                                  6,068            6,068
      Buildings and leasehold improvements                                  29,172           28,795
      Furniture and equipment                                               64,604           64,052
                                                                        ----------       ----------
                                                                            99,844           98,915
      Less accumulated depreciation                                         45,172           42,993
                                                                        ----------       ----------

              Total property, plant and equipment                           54,672           55,922
                                                                        ----------       ----------

TRADEMARKS, NET                                                             15,824           15,824
                                                                        ----------       ----------

GOODWILL, NET                                                               58,381           58,381
                                                                        ----------       ----------

OTHER ASSETS                                                                25,573           25,971
                                                                        ----------       ----------

TOTAL ASSETS                                                            $  497,287       $  473,871
                                                                        ==========       ==========
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                                       -7-

TBC Corp. First Quarter Earnings Release

                                 TBC CORPORATION
                           CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                      LIABILITIES AND STOCKHOLDERS' EQUITY

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
                                                                        March 31,       December 31,
                                                                           2003             2002
                                                                       -----------      ------------
                                                                       (Unaudited)
CURRENT LIABILITIES:

      Outstanding checks, net                                           $    5,031       $    4,209

      Notes payable to banks                                                25,100           35,000

      Current portion of long-term debt
                 and capital lease obligations                              10,989           18,500

      Accounts payable, trade                                               79,024           45,200

      Federal and state income taxes payable                                   993              767

      Other current liabilities                                             44,827           47,481
                                                                        ----------       ----------

              Total current liabilities                                    165,964          151,157
                                                                        ----------       ----------

LONG-TERM DEBT AND CAPITAL LEASE
      OBLIGATIONS, LESS CURRENT PORTION                                     80,961           79,700
                                                                        ----------       ----------

NONCURRENT LIABILITIES                                                      14,129           14,243
                                                                        ----------       ----------

DEFERRED INCOME TAXES                                                        5,931            5,651
                                                                        ----------       ----------

STOCKHOLDERS' EQUITY:

      Common stock, $.10 par value, shares issued
         and outstanding - 21,455 at March 31, 2003
         and 21,292 at December 31, 2002                                     2,145            2,129

      Additional paid-in capital                                            18,284           16,687

      Other comprehensive income (loss)                                     (1,182)          (1,281)

      Retained earnings                                                    211,055          205,585
                                                                        ----------       ----------

              Total stockholders' equity                                   230,302          223,120
                                                                        ----------       ----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                              $  497,287       $  473,871
                                                                        ==========       ==========
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                                       -8-